_________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest Event
                            Reported): March 21, 2002





                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                 333-86786                     41-1955181
(State or Other Jurisdiction      (Commission               (I.R.S. Employer
     of Incorporation)           File Number)            Identification No.)




           8400 Normandale Lake Blvd., Suite 250 Minneapolis, MN 55437
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (952) 857-7000
        _________________________________________________________________


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Items 1  through  4,  Item 6 and Item 8 are not  included  because  they are not applicable.

Item 5. Other Events.

    Filing of Computational Materials

           In connection with the offering of the GMACM Mortgage Loan-Backed Term Notes, Series 2003-GH1 (the "Notes"), Bear, Stearns & Co. Inc. (the "Underwriter") has prepared certain materials (the "Computational
    Materials") for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

           For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the
    Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit 99.1 hereto are filed.



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Item 7.  Financial Statements and Exhibits

    Information and Exhibits.

    (a) Not applicable.

    (b) Not applicable.

    (c) Exhibits:

  Exhibit           Item 601(a) of Regulation S-K
  Number            Exhibit No.                         Description

  1                 99.1                                Bear Stearns & Co. Inc.
                                                       Computational Materials



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 RESIDENTIAL ASSET MORTGAGE
                                 PRODUCTS, INC.



                                By:    /s/Patricia C. Taylor
                                Name:  Patricia C. Taylor
                                Title: Vice President



Dated:  March 21, 2003

                                 Exhibit Index


   Exhibit Number      Item 601(a) of Regulation      Sequentially Numbered
                       S-K Exhibit No.                Description

          1                   99.1               Computational Materials
                                                 Filed Manually



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